SRTVIIIREG-OCT2023

STONE RIDGE ART RISK PREMIUM FUND

SHAREHOLDER REPURCHASE OFFER NOTICE

October 6, 2023

Dear Stone Ridge Art Risk Premium Fund Shareholder:

The Stone Ridge Art Risk Premium Fund (the “Fund”) is a closed-end interval fund that makes quarterly offers to repurchase a portion of its outstanding shares at net asset value (“NAV”) per share. These quarterly repurchase offers provide shareholders with some liquidity. Prior to each quarterly repurchase offer, the Fund is required to send notification of the repurchase offer to all of its shareholders. You will receive a notice similar to this once per quarter. The Fund will offer to repurchase shares only at the time of the regularly scheduled quarterly repurchase offer.

If you are not interested in tendering your shares for repurchase at this time, you may disregard this letter and take no action.

If you are interested in tendering your shares for repurchase, please first determine whether you own your shares at an account at a broker-dealer or other intermediary (an “Authorized Intermediary”) or directly through U.S. Bank Global Fund Services (the “Transfer Agent”). If you are unsure, please check your most recent account statement. If your account statement is from the Transfer Agent and includes the Stone Ridge logo in the upper left corner, please follow the instructions set forth herein and return the enclosed form in order to submit a repurchase request. If your account statement is from an Authorized Intermediary, please contact your Authorized Intermediary for assistance and provide all of the information that they require on or prior to the Repurchase Request Deadline specified in the Repurchase Offer Terms attached. Alternatively, if another person, such as an investment adviser, has authority to act on your behalf, please contact such person.

The Fund’s October 2023 repurchase offer begins on October 6, 2023 and ends at 4:00 p.m. (ET) on October 27, 2023.

Because the Fund is a closed-end interval fund, it is legally permitted to repurchase only a specified portion of its outstanding shares on any repurchase date. Therefore, there can be no assurance that the Fund will be able to repurchase all the shares that you tender even if you tender all the shares that you own.

The Repurchase Request Deadline will be strictly observed. If you (or another person acting on your behalf) or your Authorized Intermediary fails to submit the required information to the Transfer Agent or to take any other required action on or before 4:00 p.m. (ET) on October 27, 2023, the Fund will not repurchase any of your shares until a subsequent quarterly repurchase offer, at which time you must submit a new repurchase request for that offer.

If you have any questions and you hold your shares through an Authorized Intermediary, please contact your Authorized Intermediary or, if applicable, your investment adviser. If you do not hold your shares through an Authorized Intermediary, a service representative at the Transfer Agent is available by calling 800-236-4424.

As always, we value our relationship with you and hope to continue to serve your investment needs.

Regards,

Stone Ridge Art Risk Premium Fund

Repurchase Offer Terms

Repurchase Request Deadline:	4:00 p.m. (ET) on October 27, 2023
Repurchase Pricing Date:	October 27, 2023

1. The Offer. Stone Ridge Art Risk Premium Fund (the “Fund”) is offering to repurchase for cash up to five percent (5%) of the aggregate of its shares (“Shares”) that are issued and outstanding on the Repurchase Request Deadline at a price equal to the net asset value (“NAV” or “Net Asset Value”) determined as of the close of the New York Stock Exchange (the “Exchange”) on the Repurchase Pricing Date, upon the terms and conditions set forth in (i) this Stone Ridge Art Risk Premium Fund Shareholder Repurchase Offer Notice, (ii) the Fund’s Prospectus, and, (iii) if you hold your Shares directly through U.S. Bancorp Fund Services, LLC, the Fund’s transfer agent (the “Transfer Agent”), the enclosed Repurchase Request Form. Collectively, those documents constitute the “Offer.” The Offer is not conditioned upon the tender for repurchase of any minimum number of Shares.

2. Repurchase Request Offer Period and Repurchase Request Deadline. This quarter’s Offer begins on October 6, 2023 and ends at 4:00 p.m. (ET) on October 27, 2023. If you hold your Shares through a broker-dealer or other intermediary (an “Authorized Intermediary”) and wish to tender your Shares, you or another person with authority to act on your behalf, such as an investment adviser, must enter a sell order for the Shares you wish to tender or otherwise transmit the repurchase request to the Fund in accordance with the operational processes of that Authorized Intermediary on October 27, 2023 prior to 4:00 p.m. (ET). If you are unsure of the operational procedures of your Authorized Intermediary, please contact your Authorized Intermediary or investment adviser as far in advance of the Repurchase Request Deadline as possible.

If you hold your Shares directly through the Transfer Agent, you must submit the attached Repurchase Request Form and provide any other information or documentation that may be requested by the Transfer Agent to the Transfer Agent in proper form on or after October 6, 2023 and before 4:00 p.m. (ET) on October 27, 2023. The Repurchase Request Deadline will be strictly observed.

If you hold your shares through an Authorized Intermediary and you or another person acting on your behalf does not enter a sell order or otherwise transmit the repurchase request to the Fund in accordance with the operational processes of that Authorized Intermediary on October 27, 2023 prior to 4:00 p.m. (ET), your repurchase request will not be accepted and none of your Shares will be repurchased by the Fund.

If you hold your shares through the Transfer Agent and you do not submit the attached Repurchase Request Form and provide any other information or documentation that may be requested by the Transfer Agent to the Transfer Agent in proper form before 4:00 p.m. (ET) on October 27, 2023, your repurchase request will not be accepted and none of your Shares will be repurchased by the Fund.

By entering (or having entered on your behalf) a sell order on October 27, 2023 prior to the Repurchase Request Deadline or, if applicable, by timely submission of a complete Repurchase Request Form to the Transfer Agent, you waive any right to receive any notice of the acceptance of your tender.

3. Repurchase Pricing Date. The date on which the Fund’s Net Asset Value applicable to the Offer is determined (the “Repurchase Pricing Date”) will be October 27, 2023, the same date as the Repurchase Request Deadline, except as otherwise described in this paragraph. Under certain circumstances, the Repurchase Pricing Date could occur as late as the fourteenth calendar day after the Repurchase Request Deadline (or the next business day if such fourteenth calendar day is not a business day), in which case there is a risk that the Fund’s Net Asset Value per Share may fluctuate between those dates.

If your repurchase request is submitted prior to the Repurchase Pricing Date, the Net Asset Value determined on the Repurchase Pricing Date may be higher or lower than the date on which you submit a repurchase request. Shares of the Fund earn dividends declared to shareholders of record through the date prior to the Repurchase Pricing Date. On September 29, 2023, the Net Asset Value per Share of the Fund was $10.45. Please call the Transfer Agent at 800-236-4424 for current NAV information.

4. Payment for Shares Repurchased. The Fund expects to distribute repurchase proceeds in cash to shareholders no later than seven calendar days after the Repurchase Pricing Date.

5. Repurchase Charge. The Fund does not currently charge a repurchase fee, special handling fee or processing fee for repurchases. However, your Authorized Intermediary may charge a transaction fee in connection with submitting a repurchase request.

6. Increase in Number of Shares Repurchased; Pro Rata Repurchase. If the Offer is oversubscribed such that shareholders tender for repurchase more Shares than the Fund is offering to repurchase, the Fund may (but is not obligated to) increase the number of Shares that the Fund is offering to repurchase by up to an additional 2% of the number of Shares that are outstanding on the Repurchase Request Deadline.

If the number of Shares tendered for repurchase exceeds the number of Shares the Fund is offering to repurchase, including, when applicable, the additional up to 2% of Shares described in the immediately preceding sentence, the Fund is generally required by law to repurchase the Shares tendered on a pro rata basis, rounded down to the nearest .001 of a Share. There can be no assurance that the Fund will be able to repurchase all the Shares that you tender even if you tender all the Shares that you own. In the event of an oversubscribed Offer, you may be unable to liquidate some or all of your investment so tendered, in which case any Shares tendered by you that are not repurchased would remain in your account. You would have to wait until a subsequent quarterly repurchase offer to tender Shares that the Fund was unable to repurchase, and you would be subject to the risk of Net Asset Value fluctuations during that period. You would need to submit a new repurchase request for that offer. Any subsequent offer may also be oversubscribed.

Under certain circumstances, the Fund may, in its discretion, accept shares tendered by shareholders who own fewer than 100 shares and tender all of their shares for repurchase in the Offer. In that case, these shares would be accepted before prorating the shares tendered by other shareholders. Shareholders who wish to request such treatment should instruct their Authorized Intermediary or investment adviser, or, if they hold their Shares directly through the Transfer Agent, the Transfer Agent to indicate to the Fund that they are eligible for such treatment.

In addition, if the Offer is oversubscribed as described above, the Fund will repurchase any additional Shares in an amount determined by its Board of Trustees that are tendered by an estate (the “Estate Offer”), provided that the Fund may, in its discretion, limit the number of additional Shares that it repurchases under the Estate Offer. Any such limit shall not be less than 0.1% of the Fund’s outstanding Shares in the aggregate, depending on available liquidity. If the Fund so limits the number of Shares repurchased in an Estate Offer, the Fund will repurchase such Shares on a pro rata basis, rounded down to the nearest .001 of a Share. As a result, there can be no assurance that the Fund will be able to repurchase all of the Shares tendered in the Estate Offer.

In addition, if the Offer is oversubscribed as described above, the Fund will also repurchase any additional Shares in an amount determined by its Board of Trustees that are tendered by (i) a trust that funds a tax-qualified defined benefit plan that has terminated or that the sponsor or governing body of such plan has voted to terminate or (ii) a limited liability company that is owned by one or more such trusts (the “Defined Benefit Plan Offer”). A “tax-qualified defined benefit plan” means a defined benefit plan that is qualified under section 401(a) of the Internal Revenue Code of 1986, as amended (for example, a corporate defined benefit pension plan or a defined benefit Keogh plan). It does not include, among other things, any defined contribution plan, 401(k) plan or individual retirement account (IRA). The Fund may, in its discretion, limit the number of additional Shares that it repurchases under the Defined Benefit Plan Offer. Any such limit shall not be less than 0.1% of the Fund’s outstanding Shares in the aggregate, depending on available liquidity. If the Fund so limits the number of Shares repurchased in a Defined Benefit Plan Offer, the Fund will repurchase such Shares on a pro rata basis, rounded down to the nearest .001 of a Share. As a result, there can be no assurance that the Fund will be able to repurchase all of the Shares tendered in the Defined Benefit Plan Offer.

Any person who wishes to request that the Fund repurchase their Shares pursuant to the Estate Offer or the Defined Benefit Plan Offer should instruct their Authorized Intermediary or investment adviser or, if they hold their Shares directly through the Transfer Agent, the Transfer Agent, to indicate to the Fund that they are eligible for such treatment. If the Fund repurchases any Shares pursuant to the Estate Offer or the Defined Benefit Plan Offer, this will not affect the number of Shares that it repurchases from other shareholders in the Offer.

A service representative at the Transfer Agent is available by calling 800-236-4424.

7. Withdrawal or Modification of Number of Shares to be Repurchased. If you hold your Shares directly through the Transfer Agent, Shares submitted pursuant to the Offer may be withdrawn or you may change the number of Shares submitted for repurchase at any time prior to the Repurchase Request Deadline. Direct shareholders seeking to modify or withdraw their tender of Shares must send to the Transfer Agent, at the email address or fax number noted in the Repurchase Request Form, a notice of withdrawal or notice of modification, as applicable, that specifies the name of the person withdrawing or modifying a tender of Shares and the number of Shares to be withdrawn or the modified number of Shares to be tendered. Shares properly withdrawn shall not thereafter be deemed to be tendered for purposes of the Offer. However, withdrawn Shares may be retendered by following the procedures described herein prior to the Repurchase Request Deadline. For further information regarding modifications or withdrawals of tenders, you may call a shareholder representative at the Transfer Agent at 800-236-4424. If your Shares are held for you by an Authorized Intermediary and you wish to modify or withdraw any instructions to your Authorized Intermediary to effect a repurchase request, please consult your Authorized Intermediary or, if applicable, your investment adviser.

8. Suspension or Postponement of Repurchase Offer. The Board of Trustees of Stone Ridge Trust VIII, of which the Fund is a series, may suspend or postpone this Offer only by a majority vote of the Trustees (including a majority of the disinterested Trustees) and only in the following limited circumstances:

(a) during any period in which the Exchange or any other market on which the Fund’s portfolio securities are traded is closed, other than customary weekend and holiday closings, or trading in those markets is restricted; or

(b) during any period in which an emergency exists as a result of which it is not reasonably practicable for the Fund to dispose of securities owned by it, or during which it is not reasonably practicable for the Fund fairly to determine the Net Asset Value of Fund Shares; or

(c) if the repurchase would cause the Fund to lose its status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”); or

(d) during other periods as the Securities and Exchange Commission permits the suspension or postponement of offers by the Fund for the protection of its shareholders.

If the Offer is suspended or postponed, the Fund will provide notice of the suspension or postponement to each shareholder of the Fund. If the Fund renews the Offer, the Fund will send a new notification to each shareholder with details concerning the terms and conditions of the renewed Offer.

9. Certain Federal Income Tax Consequences. The following discussion is a general summary of certain federal income tax consequences of the Offer. This summary is based on U.S. federal income tax law as of the date hereof, including the Code, applicable Treasury regulations, Internal Revenue Service (“IRS”) rulings, judicial authority and current administrative rulings and practice, all of which are subject to change, possibly with retroactive effect. There can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below, and the Fund has not obtained, nor does the Fund intend to obtain, a ruling from the IRS or an opinion of counsel with respect to any of the consequences described below. This discussion does not address all aspects of taxation that may apply to shareholders or to specific types of shareholders such as tax-deferred retirement plans and shareholders that are not “United States persons” within the meaning of the Code (a “foreign shareholder”). Shareholders should review the tax information in the Fund’s Prospectus and Statement of Additional Information and should consult their tax advisers regarding the specific tax consequences to them of participating in the Offer, including federal, state, local and foreign tax consequences.

A repurchase of Shares pursuant to the repurchase offer will be treated as a taxable sale or exchange of the Shares for federal income tax purposes if either (a) the tendering shareholder tenders all of its Shares or meets numerical safe harbors with respect to percentage voting interest and reduction in ownership of the fund following the completion of the repurchase offer or (b) the tender otherwise results in a “meaningful reduction” of a shareholder’s ownership percentage interest in the Fund, which determination depends on a shareholder’s particular facts and circumstances. The Fund intends to take the position that shareholders tendering Shares will qualify for sale or exchange treatment for federal income tax purposes. It is possible that the IRS could disagree and successfully assert that the repurchase of Shares from any shareholder is properly treated as a distribution rather than as a sale or exchange. If the transaction is treated as a sale or exchange, any gain or loss recognized by a shareholder generally will be capital gain or loss if the Shares tendered are held by the shareholder as a capital asset, as short-term capital gain or loss if such Shares have been held for one year or less, and as long-term capital gain or loss if such Shares have been held for more than one year. Under the “wash sale” rules under the Code, loss recognized on Shares sold pursuant to the repurchase offer will ordinarily be disallowed to the extent the shareholder acquires other shares of the Fund or substantially identical stock or securities within 30 days before or after the date the tendered Shares are purchased pursuant to the repurchase offer and, in that event, the basis and holding period of the shares acquired will be adjusted to reflect the disallowed loss.

If the repurchase of Shares pursuant to the repurchase offer is not treated as a sale or exchange for federal income tax purposes, the amount received upon such repurchase will be treated for federal income tax purposes as a distribution from the Fund that will be taxable as a dividend to the extent of the Fund’s current or accumulated earnings and profits for the year in which the repurchase occurs. Any balance will be treated as a return of capital to the extent of the shareholder’s tax basis in its Shares and thereafter as capital gain. In the event that a tendering shareholder is deemed to receive a dividend as a result of tendering its Shares, it is possible that shareholders whose percentage ownership of the Fund increases as result of the tender will be deemed to receive a constructive distribution from the Fund. Such constructive distribution will be treated as a dividend to the extent of the Fund’s current or accumulated earnings and profits.

Foreign Shareholders. Subject to the discussions below with respect to backup withholding and FATCA, if the repurchase of a foreign shareholder’s Shares pursuant to the Offer is treated as a sale or exchange of such Shares, a foreign shareholder generally will not be subject to U.S. federal income tax on gains (and will not be allowed a deduction for losses) realized on such repurchase unless (i) such gain is effectively connected with the conduct of a trade or business carried on by such shareholder within the United States, or (ii) in the case of an individual shareholder, the shareholder is present in the United States for a period or periods aggregating 183 days or more during the year of the repurchase and certain other conditions are met.

If the repurchase of a foreign shareholder’s Shares pursuant to the Offer is treated as a distribution with respect to such Shares, the portion of the distribution that constitutes a dividend generally will be subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate), unless an exemption is available and the Fund elects to apply such an exemption. Such exemptions are described further in the Statement of Additional Information.

To qualify for any exemptions from withholding described above or for lower withholding tax rates under income tax treaties, or to establish an exemption from backup withholding described below, a foreign shareholder must comply with special certification and filing requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN or Form W-8BEN-E, or substitute form).

Foreign shareholders should consult their tax advisers and, if holding Shares through Authorized Intermediaries, their Authorized Intermediaries, concerning the application of these rules to the Offer.

FATCA. Sections 1471-1474 of the Code, and the U.S. Treasury Regulations and IRS guidance issued thereunder (collectively, “FATCA”), generally require the Fund to obtain information sufficient to identify the status of each of its shareholders under FATCA or under an applicable intergovernmental agreement (an “IGA”). If a shareholder fails to provide this information or otherwise fails to comply with FATCA or an IGA, the Fund or its agent may be required to withhold under FATCA 30% of ordinary dividends the Fund pays (or is deemed to pay) to that shareholder. The IRS and the Department of Treasury have issued proposed regulations providing that gross proceeds the Fund pays to a shareholder for a share repurchase treated as a sale or exchange will not be subject to FATCA withholding. If an amount paid (or deemed paid) by the Fund is subject to FATCA withholding, the Fund or its agent is required to withhold even if the payment would otherwise be exempt from withholding under rules applicable to foreign shareholders. Each foreign shareholder is urged to consult its tax adviser regarding the applicability of FATCA.

Backup Withholding. The Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable distributions and proceeds from a repurchase paid to any individual shareholder (i) who fails to properly furnish the Fund with a correct taxpayer identification number, (ii) who has under-reported dividend or interest income or (iii) who fails to certify to the Fund that he or she is not subject to such withholding.

Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder’s U.S. federal income tax liability, provided the appropriate information is furnished to the IRS.

Transfer Taxes. The Fund will pay all share transfer taxes, if any, payable on the transfer to it of Shares repurchased pursuant to the Offer. If, however, (a) payment of the repurchase price is to be made to any person other than the registered owner(s), or (b) (in the circumstances permitted by the Offer) unpurchased Shares are to be registered in the name(s) of any person other than the registered owner(s), then the amount of any transfer taxes (whether imposed on the registered owner(s) or such other persons) payable on account of the transfer to such person(s) will be deducted from the repurchase price by the Transfer Agent unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

10. Documents in Proper Form. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of Shares will be determined by the Fund in its sole discretion, whose determination shall be final and binding on all parties. The Fund reserves the right to require any person who wishes to request that the Fund repurchase their Shares to first provide any documentation that the Fund deems necessary or appropriate as proof of such person’s eligibility for the applicable repurchase offer, and such eligibility will be determined by the Fund in its sole discretion. The Fund reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for any Shares which may, in the opinion of the Fund’s counsel, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect or irregularity in tender of any particular Shares or any particular shareholder, and the Fund’s interpretations of the terms and conditions of the Offer will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine. Tendered Shares will not be accepted for repurchase unless all defects and irregularities have either been cured within such time or waived by the Fund. None of the Fund, Stone Ridge Asset Management LLC, the Transfer Agent or any other person shall be obligated to give notice of defects or irregularities in tenders, nor shall any of them incur any liability for failure to give any such notice. The Fund and the Transfer Agent will not be liable for any loss incurred in the event that the Fund accepts unauthorized telephone instructions or repurchase requests that the Fund reasonably believes to be genuine.

Neither the Fund nor its Board of Trustees makes any recommendation to any shareholder as to whether to tender or refrain from tendering Shares. Each shareholder must make an independent decision whether to tender Shares and, if so, how many Shares to tender. No person has been authorized to make any recommendation on behalf of the Fund as to whether shareholders should tender Shares pursuant to this Offer. No person has been authorized to give any information or to make any representations in connection with the Offer other than those contained herein, in the attached Repurchase Request Form or in the Fund’s Prospectus.

For a copy of the Fund’s Prospectus or for other information, visit www.stoneridgefunds.com, call a service representative at the Transfer Agent at 800-236-4424, or contact your Authorized Intermediary or investment adviser.

Dated: October 6, 2023

STONE RIDGE ART RISK PREMIUM FUND

REPURCHASE REQUEST FORM

MUST BE RECEIVED BY 4:00 P.M., EASTERN TIME, October 27, 2023

IMPORTANT: THIS FORM IS ONLY FOR USE BY SHAREHOLDERS WHO HOLD THEIR SHARES DIRECTLY THROUGH U.S. BANCORP FUND SERVICES, LLC, THE FUND’S TRANSFER AGENT.

PLEASE COMPLETE THE FORM BELOW AND RETURN TO brokerdealer@usbank.com OR FAX TO 866-350-5098.

YOU MAY CONTACT THE FUND’S TRANSFER AGENT, U.S. BANCORP FUND SERVICES, LLC, AT brokerdealer@usbank.com OR 800-236-4424 WITH ANY QUESTIONS YOU MAY HAVE RELATED TO TENDERING YOUR SHARES.

Please accept this tender of shares as designated below for repurchase at a price equal to their net asset value on the Repurchase Pricing Date. I understand that this quarterly repurchase offer is limited to five percent (5%) of the Fund’s outstanding shares and, that, if the offer is oversubscribed, the Fund may not purchase the full amount of the shares that I am requesting, in which case the Fund will repurchase shares as described in the Repurchase Offer Terms.

Shareholder Information:

Name(s) of Registered Shareholder(s)	Telephone Number(s)	Email address

Tender Request:

Account Number	Number of Shares to Tender

Payment Information:

Payment will be made to the shareholder via check, unless wire instructions are present on their account.

Signature of Shareholder(s)

SRTVIIIREG-JAN2024

STONE RIDGE ART RISK PREMIUM FUND

SHAREHOLDER REPURCHASE OFFER NOTICE

January 5, 2024

Dear Stone Ridge Art Risk Premium Fund Shareholder:

The Stone Ridge Art Risk Premium Fund (the “Fund”) is a closed-end interval fund that makes quarterly offers to repurchase a portion of its outstanding shares at net asset value (“NAV”) per share. These quarterly repurchase offers provide shareholders with some liquidity. Prior to each quarterly repurchase offer, the Fund is required to send notification of the repurchase offer to all of its shareholders. You will receive a notice similar to this once per quarter. The Fund will offer to repurchase shares only at the time of the regularly scheduled quarterly repurchase offer.

If you are not interested in tendering your shares for repurchase at this time, you may disregard this letter and take no action.

If you are interested in tendering your shares for repurchase, please first determine whether you own your shares at an account at a broker-dealer or other intermediary (an “Authorized Intermediary”) or directly through U.S. Bank Global Fund Services (the “Transfer Agent”). If you are unsure, please check your most recent account statement. If your account statement is from the Transfer Agent and includes the Stone Ridge logo in the upper left corner, please follow the instructions set forth herein and return the enclosed form in order to submit a repurchase request. If your account statement is from an Authorized Intermediary, please contact your Authorized Intermediary for assistance and provide all of the information that they require on or prior to the Repurchase Request Deadline specified in the Repurchase Offer Terms attached. Alternatively, if another person, such as an investment adviser, has authority to act on your behalf, please contact such person.

The Fund’s January 2024 repurchase offer begins on January 5, 2024 and ends at 4:00 p.m. (ET) on January 26, 2024.

Because the Fund is a closed-end interval fund, it is legally permitted to repurchase only a specified portion of its outstanding shares on any repurchase date. Therefore, there can be no assurance that the Fund will be able to repurchase all the shares that you tender even if you tender all the shares that you own.

The Repurchase Request Deadline will be strictly observed. If you (or another person acting on your behalf) or your Authorized Intermediary fails to submit the required information to the Transfer Agent or to take any other required action on or before 4:00 p.m. (ET) on January 26, 2024, the Fund will not repurchase any of your shares until a subsequent quarterly repurchase offer, at which time you must submit a new repurchase request for that offer.

If you have any questions and you hold your shares through an Authorized Intermediary, please contact your Authorized Intermediary or, if applicable, your investment adviser. If you do not hold your shares through an Authorized Intermediary, a service representative at the Transfer Agent is available by calling 800-236-4424.

As always, we value our relationship with you and hope to continue to serve your investment needs.

Regards,

Stone Ridge Art Risk Premium Fund

Repurchase Offer Terms

Repurchase Request Deadline:	4:00 p.m. (ET) on January 26, 2024
Repurchase Pricing Date:	January 26, 2024

1. The Offer. Stone Ridge Art Risk Premium Fund (the “Fund”) is offering to repurchase for cash up to five percent (5.0%) of the aggregate of its shares (“Shares”) that are issued and outstanding on the Repurchase Request Deadline at a price equal to the net asset value (“NAV” or “Net Asset Value”) determined as of the close of the New York Stock Exchange (the “Exchange”) on the Repurchase Pricing Date, upon the terms and conditions set forth in (i) this Stone Ridge Art Risk Premium Fund Shareholder Repurchase Offer Notice, (ii) the Fund’s Prospectus, and, (iii) if you hold your Shares directly through U.S. Bancorp Fund Services, LLC, the Fund’s transfer agent (the “Transfer Agent”), the enclosed Repurchase Request Form. Collectively, those documents constitute the “Offer.” The Offer is not conditioned upon the tender for repurchase of any minimum number of Shares.

2. Repurchase Request Offer Period and Repurchase Request Deadline. This quarter’s Offer begins on January 5, 2024 and ends at 4:00 p.m. (ET) on January 26, 2024. If you hold your Shares through a broker-dealer or other intermediary (an “Authorized Intermediary”) and wish to tender your Shares, you or another person with authority to act on your behalf, such as an investment adviser, must enter a sell order for the Shares you wish to tender or otherwise transmit the repurchase request to the Fund in accordance with the operational processes of that Authorized Intermediary on January 26, 2024 prior to 4:00 p.m. (ET). If you are unsure of the operational procedures of your Authorized Intermediary, please contact your Authorized Intermediary or investment adviser as far in advance of the Repurchase Request Deadline as possible.

If you hold your Shares directly through the Transfer Agent, you must submit the attached Repurchase Request Form and provide any other information or documentation that may be requested by the Transfer Agent to the Transfer Agent in proper form on or after January 5, 2024 and before 4:00 p.m. (ET) on January 26, 2024. The Repurchase Request Deadline will be strictly observed.

If you hold your shares through an Authorized Intermediary and you or another person acting on your behalf does not enter a sell order or otherwise transmit the repurchase request to the Fund in accordance with the operational processes of that Authorized Intermediary on January 26, 2024 prior to 4:00 p.m. (ET), your repurchase request will not be accepted and none of your Shares will be repurchased by the Fund.

If you hold your shares through the Transfer Agent and you do not submit the attached Repurchase Request Form and provide any other information or documentation that may be requested by the Transfer Agent to the Transfer Agent in proper form before 4:00 p.m. (ET) on January 26, 2024, your repurchase request will not be accepted and none of your Shares will be repurchased by the Fund.

By entering (or having entered on your behalf) a sell order on January 26, 2024 prior to the Repurchase Request Deadline or, if applicable, by timely submission of a complete Repurchase Request Form to the Transfer Agent, you waive any right to receive any notice of the acceptance of your tender.

3. Repurchase Pricing Date. The date on which the Fund’s Net Asset Value applicable to the Offer is determined (the “Repurchase Pricing Date”) will be January 26, 2024, the same date as the Repurchase Request Deadline, except as otherwise described in this paragraph. Under certain circumstances, the Repurchase Pricing Date could occur as late as the fourteenth calendar day after the Repurchase Request Deadline (or the next business day if such fourteenth calendar day is not a business day), in which case there is a risk that the Fund’s Net Asset Value per Share may fluctuate between those dates.

If your repurchase request is submitted prior to the Repurchase Pricing Date, the Net Asset Value determined on the Repurchase Pricing Date may be higher or lower than the date on which you submit a repurchase request. Shares of the Fund earn dividends declared to shareholders of record through the date prior to the Repurchase Pricing Date. On December 29, 2023, the Net Asset Value per Share of the Fund was $10.16. Please call the Transfer Agent at 800-236-4424 for current NAV information.

4. Payment for Shares Repurchased. The Fund expects to distribute repurchase proceeds in cash to shareholders no later than seven calendar days after the Repurchase Pricing Date.

5. Repurchase Charge. The Fund does not currently charge a repurchase fee, special handling fee or processing fee for repurchases. However, your Authorized Intermediary may charge a transaction fee in connection with submitting a repurchase request.

6. Increase in Number of Shares Repurchased; Pro Rata Repurchase. If the Offer is oversubscribed such that shareholders tender for repurchase more Shares than the Fund is offering to repurchase, the Fund may (but is not obligated to) increase the number of Shares that the Fund is offering to repurchase by up to an additional 2% of the number of Shares that are outstanding on the Repurchase Request Deadline.

If the number of Shares tendered for repurchase exceeds the number of Shares the Fund is offering to repurchase, including, when applicable, the additional up to 2% of Shares described in the immediately preceding sentence, the Fund is generally required by law to repurchase the Shares tendered on a pro rata basis, rounded down to the nearest .001 of a Share. There can be no assurance that the Fund will be able to repurchase all the Shares that you tender even if you tender all the Shares that you own. In the event of an oversubscribed Offer, you may be unable to liquidate some or all of your investment so tendered, in which case any Shares tendered by you that are not repurchased would remain in your account. You would have to wait until a subsequent quarterly repurchase offer to tender Shares that the Fund was unable to repurchase, and you would be subject to the risk of Net Asset Value fluctuations during that period. You would need to submit a new repurchase request for that offer. Any subsequent offer may also be oversubscribed.

Under certain circumstances, the Fund may, in its discretion, accept shares tendered by shareholders who own fewer than 100 shares and tender all of their shares for repurchase in the Offer. In that case, these shares would be accepted before prorating the shares tendered by other shareholders. Shareholders who wish to request such treatment should instruct their Authorized Intermediary or investment adviser, or, if they hold their Shares directly through the Transfer Agent, the Transfer Agent to indicate to the Fund that they are eligible for such treatment.

In addition, if the Offer is oversubscribed as described above, the Fund will repurchase any additional Shares in an amount determined by its Board of Trustees that are tendered by an estate (the “Estate Offer”), provided that the Fund may, in its discretion, limit the number of additional Shares that it repurchases under the Estate Offer. Any such limit shall not be less than 0.1% of the Fund’s outstanding Shares in the aggregate, depending on available liquidity. If the Fund so limits the number of Shares repurchased in an Estate Offer, the Fund will repurchase such Shares on a pro rata basis, rounded down to the nearest .001 of a Share. As a result, there can be no assurance that the Fund will be able to repurchase all of the Shares tendered in the Estate Offer.

In addition, if the Offer is oversubscribed as described above, the Fund may also offer to repurchase any additional Shares in an amount determined by its Board of Trustees that are tendered by (i) a trust that funds a tax-qualified defined benefit plan that has terminated or that the sponsor or governing body of such plan has voted to terminate or (ii) a limited liability company that is owned by one or more such trusts (the “Defined Benefit Plan Offer”). A “tax-qualified defined benefit plan” means a defined benefit plan that is qualified under section 401(a) of the Internal Revenue Code of 1986, as amended (for example, a corporate defined benefit pension plan or a defined benefit Keogh plan). It does not include, among other things, any defined contribution plan, 401(k) plan or individual retirement account (IRA). The Fund may, in its discretion, limit the number of additional Shares that it repurchases under the Defined Benefit Plan Offer. Any such limit shall not be less than 0.1% of the Fund’s outstanding Shares in the aggregate, depending on available liquidity. If the Fund so limits the number of Shares repurchased in a Defined Benefit Plan Offer, the Fund will repurchase such Shares on a pro rata basis, rounded down to the nearest .001 of a Share. As a result, there can be no assurance that the Fund will be able to repurchase all of the Shares tendered in the Defined Benefit Plan Offer.

Any person who wishes to request that the Fund repurchase their Shares pursuant to the Estate Offer or the Defined Benefit Plan Offer should instruct their Authorized Intermediary or investment adviser or, if they hold their Shares directly through the Transfer Agent, the Transfer Agent, to indicate to the Fund that they are eligible for such treatment. If the Fund repurchases any Shares pursuant to the Estate Offer or the Defined Benefit Plan Offer, this will not affect the number of Shares that it repurchases from other shareholders in the Offer.

A service representative at the Transfer Agent is available by calling 800-236-4424.

7. Withdrawal or Modification of Number of Shares to be Repurchased. If you hold your Shares directly through the Transfer Agent, Shares submitted pursuant to the Offer may be withdrawn or you may change the number of Shares submitted for repurchase at any time prior to the Repurchase Request Deadline. Direct shareholders seeking to modify or withdraw their tender of Shares must send to the Transfer Agent, at the email address or fax number noted in the Repurchase Request Form, a notice of withdrawal or notice of modification, as applicable, that specifies the name of the person withdrawing or modifying a tender of Shares and the number of Shares to be withdrawn or the modified number of Shares to be tendered. Shares properly withdrawn shall not thereafter be deemed to be tendered for purposes of the Offer. However, withdrawn Shares may be retendered by following the procedures described herein prior to the Repurchase Request Deadline. For further information regarding modifications or withdrawals of tenders, you may call a shareholder representative at the Transfer Agent at 800-236-4424. If your Shares are held for you by an Authorized Intermediary and you wish to modify or withdraw any instructions to your Authorized Intermediary to effect a repurchase request, please consult your Authorized Intermediary or, if applicable, your investment adviser.

8. Suspension or Postponement of Repurchase Offer. The Board of Trustees of Stone Ridge Trust VIII, of which the Fund is a series, may suspend or postpone this Offer only by a majority vote of the Trustees (including a majority of the disinterested Trustees) and only in the following limited circumstances:

(a) during any period in which the Exchange or any other market on which the Fund’s portfolio securities are traded is closed, other than customary weekend and holiday closings, or trading in those markets is restricted; or

(b) during any period in which an emergency exists as a result of which it is not reasonably practicable for the Fund to dispose of securities owned by it, or during which it is not reasonably practicable for the Fund fairly to determine the Net Asset Value of Fund Shares; or

(c) if the repurchase would cause the Fund to lose its status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”); or

(d) during other periods as the Securities and Exchange Commission permits the suspension or postponement of offers by the Fund for the protection of its shareholders.

If the Offer is suspended or postponed, the Fund will provide notice of the suspension or postponement to each shareholder of the Fund. If the Fund renews the Offer, the Fund will send a new notification to each shareholder with details concerning the terms and conditions of the renewed Offer.

9. Certain Federal Income Tax Consequences. The following discussion is a general summary of certain federal income tax consequences of the Offer. This summary is based on U.S. federal income tax law as of the date hereof, including the Code, applicable Treasury regulations, Internal Revenue Service (“IRS”) rulings, judicial authority and current administrative rulings and practice, all of which are subject to change, possibly with retroactive effect. There can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below, and the Fund has not obtained, nor does the Fund intend to obtain, a ruling from the IRS or an opinion of counsel with respect to any of the consequences described below. This discussion does not address all aspects of taxation that may apply to shareholders or to specific types of shareholders such as tax-deferred retirement plans and shareholders that are not “United States persons” within the meaning of the Code (a “foreign shareholder”). Shareholders should review the tax information in the Fund’s Prospectus and Statement of Additional Information and should consult their tax advisers regarding the specific tax consequences to them of participating in the Offer, including federal, state, local and foreign tax consequences.

A repurchase of Shares pursuant to the repurchase offer will be treated as a taxable sale or exchange of the Shares for federal income tax purposes if either (a) the tendering shareholder tenders all of its Shares or meets numerical safe harbors with respect to percentage voting interest and reduction in ownership of the fund following the completion of the repurchase offer or (b) the tender otherwise results in a “meaningful reduction” of a shareholder’s ownership percentage interest in the Fund, which determination depends on a shareholder’s particular facts and circumstances. The Fund intends to take the position that shareholders tendering Shares will qualify for sale or exchange treatment for federal income tax purposes. It is possible that the IRS could disagree and successfully assert that the repurchase of Shares from any shareholder is properly treated as a distribution rather than as a sale or exchange. If the transaction is treated as a sale or exchange, any gain or loss recognized by a shareholder generally will be capital gain or loss if the Shares tendered are held by the shareholder as a capital asset, as short-term capital gain or loss if such Shares have been held for one year or less, and as long-term capital gain or loss if such Shares have been held for more than one year. Under the “wash sale” rules under the Code, loss recognized on Shares sold pursuant to the repurchase offer will ordinarily be disallowed to the extent the shareholder acquires other shares of the Fund or substantially identical stock or securities within 30 days before or after the date the tendered Shares are purchased pursuant to the repurchase offer and, in that event, the basis and holding period of the shares acquired will be adjusted to reflect the disallowed loss.

If the repurchase of Shares pursuant to the repurchase offer is not treated as a sale or exchange for federal income tax purposes, the amount received upon such repurchase will be treated for federal income tax purposes as a distribution from the Fund that will be taxable as a dividend to the extent of the Fund’s current or accumulated earnings and profits for the year in which the repurchase occurs. Any balance will be treated as a return of capital to the extent of the shareholder’s tax basis in its Shares and thereafter as capital gain. In the event that a tendering shareholder is deemed to receive a dividend as a result of tendering its Shares, it is possible that shareholders whose percentage ownership of the Fund increases as result of the tender will be deemed to receive a constructive distribution from the Fund. Such constructive distribution will be treated as a dividend to the extent of the Fund’s current or accumulated earnings and profits.

Foreign Shareholders. Subject to the discussions below with respect to backup withholding and FATCA, if the repurchase of a foreign shareholder’s Shares pursuant to the Offer is treated as a sale or exchange of such Shares, a foreign shareholder generally will not be subject to U.S. federal income tax on gains (and will not be allowed a deduction for losses) realized on such repurchase unless (i) such gain is effectively connected with the conduct of a trade or business carried on by such shareholder within the United States, or (ii) in the case of an individual shareholder, the shareholder is present in the United States for a period or periods aggregating 183 days or more during the year of the repurchase and certain other conditions are met.

If the repurchase of a foreign shareholder’s Shares pursuant to the Offer is treated as a distribution with respect to such Shares, the portion of the distribution that constitutes a dividend generally will be subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate), unless an exemption is available and the Fund elects to apply such an exemption. Such exemptions are described further in the Statement of Additional Information.

To qualify for any exemptions from withholding described above or for lower withholding tax rates under income tax treaties, or to establish an exemption from backup withholding described below, a foreign shareholder must comply with special certification and filing requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN or Form W-8BEN-E, or substitute form).

Foreign shareholders should consult their tax advisers and, if holding Shares through Authorized Intermediaries, their Authorized Intermediaries, concerning the application of these rules to the Offer.

FATCA. Sections 1471-1474 of the Code, and the U.S. Treasury Regulations and IRS guidance issued thereunder (collectively, “FATCA”), generally require the Fund to obtain information sufficient to identify the status of each of its shareholders under FATCA or under an applicable intergovernmental agreement (an “IGA”). If a shareholder fails to provide this information or otherwise fails to comply with FATCA or an IGA, the Fund or its agent may be required to withhold under FATCA 30% of ordinary dividends the Fund pays (or is deemed to pay) to that shareholder. The IRS and the Department of Treasury have issued proposed regulations providing that gross proceeds the Fund pays to a shareholder for a share repurchase treated as a sale or exchange will not be subject to FATCA withholding. If an amount paid (or deemed paid) by the Fund is subject to FATCA withholding, the Fund or its agent is required to withhold even if the payment would otherwise be exempt from withholding under rules applicable to foreign shareholders. Each foreign shareholder is urged to consult its tax adviser regarding the applicability of FATCA.

Backup Withholding. The Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable distributions and proceeds from a repurchase paid to any individual shareholder (i) who fails to properly furnish the Fund with a correct taxpayer identification number, (ii) who has under-reported dividend or interest income or (iii) who fails to certify to the Fund that he or she is not subject to such withholding.

Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder’s U.S. federal income tax liability, provided the appropriate information is furnished to the IRS.

Transfer Taxes. The Fund will pay all share transfer taxes, if any, payable on the transfer to it of Shares repurchased pursuant to the Offer. If, however, (a) payment of the repurchase price is to be made to any person other than the registered owner(s), or (b) (in the circumstances permitted by the Offer) unpurchased Shares are to be registered in the name(s) of any person other than the registered owner(s), then the amount of any transfer taxes (whether imposed on the registered owner(s) or such other persons) payable on account of the transfer to such person(s) will be deducted from the repurchase price by the Transfer Agent unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

10. Documents in Proper Form. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of Shares will be determined by the Fund in its sole discretion, whose determination shall be final and binding on all parties. The Fund reserves the right to require any person who wishes to request that the Fund repurchase their Shares to first provide any documentation that the Fund deems necessary or appropriate as proof of such person’s eligibility for the applicable repurchase offer, and such eligibility will be determined by the Fund in its sole discretion. The Fund reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for any Shares which may, in the opinion of the Fund’s counsel, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect or irregularity in tender of any particular Shares or any particular shareholder, and the Fund’s interpretations of the terms and conditions of the Offer will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine. Tendered Shares will not be accepted for repurchase unless all defects and irregularities have either been cured within such time or waived by the Fund. None of the Fund, Stone Ridge Asset Management LLC, the Transfer Agent or any other person shall be obligated to give notice of defects or irregularities in tenders, nor shall any of them incur any liability for failure to give any such notice. The Fund and the Transfer Agent will not be liable for any loss incurred in the event that the Fund accepts unauthorized telephone instructions or repurchase requests that the Fund reasonably believes to be genuine.

Neither the Fund nor its Board of Trustees makes any recommendation to any shareholder as to whether to tender or refrain from tendering Shares. Each shareholder must make an independent decision whether to tender Shares and, if so, how many Shares to tender. No person has been authorized to make any recommendation on behalf of the Fund as to whether shareholders should tender Shares pursuant to this Offer. No person has been authorized to give any information or to make any representations in connection with the Offer other than those contained herein, in the attached Repurchase Request Form or in the Fund’s Prospectus.

For a copy of the Fund’s Prospectus or for other information, visit www.stoneridgefunds.com, call a service representative at the Transfer Agent at 800-236-4424, or contact your Authorized Intermediary or investment adviser.

Dated: January 5, 2024

STONE RIDGE ART RISK PREMIUM FUND

REPURCHASE REQUEST FORM

MUST BE RECEIVED BY 4:00 P.M., EASTERN TIME, January 26, 2024

IMPORTANT: THIS FORM IS ONLY FOR USE BY SHAREHOLDERS WHO HOLD THEIR SHARES DIRECTLY THROUGH U.S. BANCORP FUND SERVICES, LLC, THE FUND’S TRANSFER AGENT.

PLEASE COMPLETE THE FORM BELOW AND RETURN TO brokerdealer@usbank.com OR FAX TO 866-350-5098.

YOU MAY CONTACT THE FUND’S TRANSFER AGENT, U.S. BANCORP FUND SERVICES, LLC, AT brokerdealer@usbank.com OR 800-236-4424 WITH ANY QUESTIONS YOU MAY HAVE RELATED TO TENDERING YOUR SHARES.

Please accept this tender of shares as designated below for repurchase at a price equal to their net asset value on the Repurchase Pricing Date. I understand that this quarterly repurchase offer is limited to five percent (5.0%) of the Fund’s outstanding shares and, that, if the offer is oversubscribed, the Fund may not purchase the full amount of the shares that I am requesting, in which case the Fund will repurchase shares as described in the Repurchase Offer Terms.

Shareholder Information:

Name(s) of Registered Shareholder(s)	Telephone Number(s)	Email address

Tender Request:

Account Number	Number of Shares to Tender

Payment Information:

Payment will be made to the shareholder via check, unless wire instructions are present on their account.

Signature of Shareholder(s)